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                                                                   EXHIBIT 10.32

                               SEVERANCE AGREEMENT

     This Severance Agreement (this "Agreement") is made as of July 15, 1998 by and between Stuart P. Willen ("Employee"), Triplett Auto Recyclers, Inc., an Ohio corporation ("Triplett"), and LKQ Corporation, a Delaware corporation ("LKQ").

                                    RECITALS

     Employee is the President of Triplett.

     Triplett and LKQ are parties to an Agreement and Plan of Merger dated as of July 15, 1998 (the "Merger Agreement") pursuant to which LKQ Acquisition Corporation, an Ohio corporation and wholly-owned subsidiary of LKQ ("Acquisition") will be merged with and into Triplett, with Triplett being the surviving corporation and becoming a wholly-owned subsidiary of LKQ.

     It is a condition to the obligations of the parties to the Merger Agreement that this Agreement be entered into. Terms defined in the Merger Agreement and not otherwise defined herein shall have the same meaning as in the Merger Agreement.

                                    COVENANTS

     1. DEFINITIONS. As used in this Agreement, "Termination for Cause" shall mean termination of Employee by Triplett for any one or more of the following reasons: (i) Employee's commission of any grossly negligent, fraudulent or dishonest act in connection with Employee's employment with Triplett; (ii) Employee's commission of a felony or a crime involving dishonesty or moral turpitude; (iii) Employee's breach of any covenant relating to non-competition or confidentiality between Employee and Triplett or LKQ; or (iv) Employee's continued failure (after five business days prior written notice specifying the failure) to carry out Employee's duties and responsibilities as an employee of Triplett. As used in this Agreement, "Good Reason" shall mean the occurrence of any of the following (without Employee's express written consent or except in connection with a Termination for Cause): (i) the reduction of Employee's duties and responsibilities with Triplett as such are in existence on the date of this Agreement; (ii) the reduction by Triplett of Employee's base salary as in effect on the date of this Agreement or as the same may be increased from time to time during. the term of this Agreement; (iii) the failure by Triplett or LKQ to allow Employee to participate in any benefit plan or arrangement in which Employee is presently participating or, alternatively, the benefit plans and arrangements of LKQ which are available to other similarly-situated employees of LKQ; (iv) the relocation of Employee to a city other than Akron, Ohio or Chicago, Illinois or the metropolitan areas thereof; (v) the failure by Triplett to provide Employee with the number of paid vacation days consistent with the policy of LKQ for similarly-situated employees; (vi) the material breach by Triplett of any provision of this Agreement; and (vii) the failure by Triplett to obtain the assumption of this Agreement by any successor or assign of Triplett.

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     2.   SEVERANCE PAYMENT. At any time during the period commencing on the date of this Agreement and ending on the closing of the initial public offering of LKQ's common stock, in the event of a termination by Triplett of Employee's employment (other than a Termination for Cause) or in the event Employee terminates his employment with Triplett for Good Reason, Triplett shall pay Employee a lump sum amount (subject to the usual payroll deductions) equal to 12 months of Employee's salary at the time of such termination.

     3. RESTRICTIVE COVENANT. Employee agrees that (i) he shall not, directly or indirectly, either for himself or for any other person, during the time of his employment and for a period of two years thereafter, engage in, represent, furnish consulting services to, be employed by or have any interest in (whether as owner, principal, officer, partner, agent, consultant, shareholder, member or otherwise) any business which would be competitive with any business conducted by Triplett as of the date of this Agreement or, as long as Employee (together with the members of his immediate family and their affiliates) beneficially owns at least five percent of the outstanding shares of LKQ, any other business conducted by LKQ or its subsidiaries, anywhere in the continental United States; provided, however, that Employee may acquire and hold an aggregate of up two percent of the outstanding shares of any corporation engaged in any such business if such shares are publicly traded in an established securities market,
(ii) he shall not, directly or indirectly, during the term of his employment and for a period of two years thereafter induce any customer of LKQ or any of its subsidiaries to patronize any such competitive business or otherwise request or advise any such customer to withdraw, curtail or cancel any of its business with LKQ or any of its subsidiaries; and (iii) he shall not, directly or indirectly, during the term of his employment and for a period of two years thereafter, solicit for employment or assist any other person in soliciting for employment, any person employed by LKQ or any of its subsidiaries.

     4. CONFIDENTIALITY. Employee acknowledges that in his employment he will be making use of, acquiring and adding to confidential information relating to the business of Triplett, LKQ and their subsidiaries. Employee agrees to keep all such information confidential and will not disclose any such information in any manner whatsoever to a third party or use such information (other than for the benefit of Triplett, LKQ or their subsidiaries); provided, however that this
Section 4 shall not apply to information that (a) was in Employee's possession before receipt from Triplett, LKQ or its subsidiaries; (b) is or becomes a matter of public knowledge through no fault of Employee; (c) is rightfully received by Employee from a third party without the duty of confidentiality; or
(d) is independently developed by Employee. In the event Employee is required by law (through oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process), or is requested in any judicial or administrative proceeding or by any governmental authority to disclose any confidential information, Employee shall (i) provide prompt notice of the existence, terms and circumstances of such request to LKQ so that LKQ may seek an appropriate protective order or waive compliance with the terms of this Agreement, (ii) consult with LKQ on the advisability of taking legally available steps to resist or narrow such request, and (iii) if disclosure of such information is required, disclose such information and, subject to reimbursement by LKO of the Employee's expenses, exercise his best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which LKQ designates.

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     5.   GENERAL. (a) No delay on the part of any party in the exercise of any right or remedy hereunder shall operate as a waiver thereof, and no single or partial exercise by any party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. The waiver of any breach or condition of this Agreement by either party shall not constitute a precedent in the future enforcement of any of the terms and conditions of this Agreement.

          (b) If any provision of this Agreement, as applied to any party, or to any circumstances, is adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision or any other part of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form such provision shall then be enforceable.

          (c) Upon the breach of any provision of Section 3 or 4, LKQ and Triplett shall be entitled to injunctive relief, since the remedy at law would be inadequate and insufficient. In addition, they shall be entitled to such damages as they can show they have sustained by reason of such breach.

          (d) This Agreement contains the entire agreement of the parties hereto, and supersedes all prior understandings and agreements of the parties hereto, with respect to the subject matter hereof.

          (e) This Agreement is deemed to have been drafted jointly by the parties, and any uncertainty or ambiguity shall not be construed for or against either party as a result of the attribution of drafting to either party.

          (f) This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed wholly therein, without regard to any conflicts of laws provisions.

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     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed and delivered this Agreement on the day and year first written above.

                                        LKQ CORPORATION


/s/  Stuart P. Willen                   By:   /s/ Thomas B. Raterman
-----------------------------              -------------------------------------
Stuart P. Willen                        Name:  Thomas B. Raterman
                                        Title: Senior Vice President and
                                               Chief Financial Officer

                                        TRIPLETT AUTO RECYCLERS, INC.


                                        By:    /s/  Stuart P. Willen
                                           -------------------------------------
                                        Name:  Stuart P.  Willen
                                        Title: President